Exhibit 99.1
Amicus Therapeutics Announces Fourth Quarter and Full Year
2007 Financial Results & Program Advancements
•	$161.5 million in cash at year end; no equity financings expected in 2008

•	Significant progress in lead lysosomal disease programs to continue in 2008; latest data for all programs to be presented at ACMG meeting in March

•	Expansion of research and development investment in pharmacological chaperone platform planned for targets beyond lysosomal diseases in 2008
Cranbury, NJ, January 29, 2008 — Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company developing small molecule, orally-active pharmacological chaperones for the treatment of human genetic diseases, today announced financial results for the fourth quarter and full year of 2007. On a reported basis calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Amicus announced a net loss attributable to common stockholders of $0.53 per share ($0.48 per share on a non-GAAP basis) for the three months ended December 31, 2007. For the year ended December 31, 2007, on a GAAP basis, the net loss attributable to common stockholders was $3.14 per share ($2.80 per share on a non-GAAP basis). As of December 31, 2007, cash, cash equivalents, and marketable securities totaled $161.5 million. Amicus Chief Financial Officer James Dentzer noted that: “We have ended 2007 in a strong financial position. We have several years of cash on hand, and this is further enhanced by the cost sharing and expected milestones from our partnership with Shire Human Genetic Therapies. As a result, we do not expect to raise cash from any equity financings in 2008.”
In November 2007, Amicus entered into a strategic collaboration with Shire Human Genetic Therapies, a business unit of Shire plc, to jointly develop Amicus’ three lead pharmacological chaperone compounds for lysosomal storage disorders. Shire licensed the rights to commercialize these products outside of the United States and Amicus retained all rights to commercialize these products in the United States.
Program Advancements:
Fabry Disease:
In December 2007, Amicus announced positive results from its Phase 2 clinical trials of Amigal™ for Fabry disease. 26 patients completed the study, which was designed to evaluate safety and preliminary efficacy of multiple doses and regimens of Amigal in a broad range of Fabry disease patients. A majority of patients in these studies discontinued their enzyme replacement therapy (ERT) prior to enrollment in the Amigal protocols.
Key findings include the following:
•	Amigal was generally safe and well-tolerated at all doses evaluated and no drug-related serious adverse events were reported

•	Amigal increased the level of the enzyme deficient in Fabry patients in 24 of 26 study subjects

•	Amigal was shown to reduce the accumulated substrate in a majority of study subjects

•	Renal and cardiac function results were encouraging, including those seen in patients treated for nearly two years

•	Responses in patients with different Fabry mutations were consistent with the results of in vitro testing, thus confirming the ability to use pharmacogenetics to select likely responders for future studies

•	23 patients have elected to continue Amigal treatment in an extension protocol
The Phase 2 Amigal study results will be presented to the scientific and medical community at the American College of Medical Genetics (ACMG) Annual Meeting on March 12-16, 2008, in Phoenix, Arizona.
Gaucher Disease:
Amicus also recently announced positive interim results from its first Phase 2 clinical trial for Gaucher disease in patients who switched from enzyme replacement therapy (ERT) with Cerezyme® (imiglucerase) to the pharmacological chaperone PliceraTM. Thirty patients were enrolled in this trial, which was designed to demonstrate safety and to evaluate various doses and dose regimens of Plicera. The study subjects on average were on ERT with Cerezyme® for ten years prior to entering this study.
Preliminary data are available for the first twenty study subjects. Key findings include the following:
•	Plicera was generally safe and well-tolerated at all doses evaluated and no serious adverse events have been reported

•	The level of the enzyme deficient in people with Gaucher disease (GCase) as measured in white blood cells increased in 15 of the 20 patients

•	In the cohort with the highest Plicera exposure, 5 out of 5 patients responded to Plicera with, on average, a near tripling of their GCase levels from baseline

•	The 5 patients without a clear increase in GCase levels from baseline were in either the lowest dose cohort or the cohort dosed least frequently

•	16 of 20 patients in this study had at least one copy of the N370S mutation, the most common mutation known to cause Type 1 Gaucher disease.
“As the Gaucher program at Amicus advances, it has increasing significance and value for our company. Plicera has the potential to address the needs of the vast majority of people living with Gaucher disease and may offer a new standard of care in the treatment and maintenance of their disease. We expect to move forward aggressively in 2008 with additional studies as we explore the full potential of switching Gaucher patients from Cerezyme® to Plicera,” said John F. Crowley, Amicus President & CEO.
Amicus expects that the results for all thirty patients enrolled in the first Plicera Phase 2 study to be presented at the ACMG meeting in March.
Pompe Disease:
During the fourth quarter of 2007, Amicus successfully completed a series of Phase I clinical studies of AT2220 in healthy volunteers. AT2220 is an orally available small-molecule pharmacological chaperone targeting the enzyme deficient in people living with Pompe disease. These studies demonstrated that AT2220 was generally safe and well-tolerated at all doses tested and that there were no drug-related serious adverse events. Amicus expects to report on these data at the ACMG conference in March along with the results of an additional clinical ex vivo response study designed to test the responsiveness of various Pompe mutations to AT2220.
“The data from these Phase 2 trials of Amigal and Plicera are part of an expanding body of scientific and clinical evidence that we are building through rigorous studies to demonstrate that many patients with Fabry, Gaucher and Pompe disease may be successfully switched from ERT to a pharmacological chaperone,” noted John Crowley.

Other Protein Folding and Stabilization Programs:
In 2008, Amicus expects to accelerate its investments in research and development to better understand the potential for using pharmacological chaperones to treat a range of human genetic diseases that could benefit from improved protein folding and stabilization.
The company’s advanced pre-clinical program in Parkinson’s disease, funded in part by a grant from the Michael J. Fox Foundation, will continue with the potential to initiate clinical studies in 2008. In the fourth quarter of 2007, the company announced pre-clinical results which further support a biochemical link between the GCase enzyme and the accumulation of alpha-synuclein, a protein believed to play a key role in Parkinson’s disease. Furthermore, in an animal model Amicus showed preliminary pre-clinical results that for the first time demonstrated that administration of a pharmacological chaperone can lead to reduction of alpha-synuclein aggregates in the brain. These results were first presented in November 2007 at the Annual Meeting for the Society for Neuroscience.
“In 2008, we plan to apply our knowledge and expertise in the fields of protein folding, genetic disease and pharmacological chaperones to the development of treatments for other human genetic diseases beyond lysosomal storage disorders. We will continue to invest heavily in our current programs while also advancing new research efforts against additional disease targets in areas such as metabolic disorders, neurodegenerative diseases and cancer,” said David J. Lockhart, Amicus’ Chief Scientific Officer.
Additional Financial Results & Notes
On a reported basis, the net loss attributable to common stockholders for the three months ended December 31, 2007 was $11.8 million as compared to $17.8 million for the same period in 2006. On a non-GAAP basis, the net loss for the three months ended December 31, 2007 was $10.7 million as compared to $16.8 million and the same period in 2006.
Amicus recorded revenue during the fourth quarter of 2007 that represents two different revenue streams from the Shire agreement. Upon signing the agreement, Amicus received an upfront payment of $50 million that will be recognized as revenue on a straight-line basis over 18 years from the date of the agreement. The upfront payment for the period of November 7 to December 31, or $0.4 million, was recognized in the fourth quarter of 2007. The remainder of the upfront payment was recorded as deferred revenue. Additionally, Amicus recognized $1.4 million of Research Revenue on reimbursed research and developments costs for the period of November 7 to December 31, in the fourth quarter of 2007.
The differences between U.S. GAAP and non U.S. GAAP financial results are itemized in tables 2 through 5, and are primarily due to:
•	Pre-tax stock compensation expense

•	Pre-tax charges for preferred stock accretion

•	Pre-tax charges for changes in the fair value of warrant liability

•	Deemed dividend
Use of Non-GAAP Financial Measures
Amicus’ “non-GAAP net loss” and “non-GAAP diluted net loss per common share” financial measures are defined as reported, or GAAP net loss and diluted net loss per common share excluding certain items further discussed below. Amicus’ management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of Amicus from year to year and quarter to quarter. Accordingly, Amicus believes investors’ understanding of Amicus’ financial performance is enhanced as a result of disclosing these non-GAAP financial measures. Non-GAAP net loss and diluted net loss per common share should not be viewed in isolation or as a substitute for reported, or GAAP net loss and diluted net loss per common share.

(1)	Stock option expense — Non-GAAP net loss and diluted net loss per common share exclude the impact of the stock option expense recorded in accordance with SFAS No. 123R. Amicus believes that excluding the impact of expensing stock options better reflects the recurring economic characteristics of its business.

(2)	Other items — Non-GAAP net loss and diluted net loss per common share exclude other unusual or non-recurring items that are evaluated on an individual basis. Amicus’ evaluation of whether to exclude an item for purposes of determining its non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including, among other things (i) its size and nature, (ii) whether or not it relates to its ongoing business operations, and (iii) whether or not Amicus expects it to occur as part of its normal business on a regular basis. Items excluded for purposes of determining non-GAAP net loss and diluted net loss per common share include deemed dividends, preferred stock accretion, and changes in the fair value of warrant liability.
About Amicus Therapeutics
Amicus Therapeutics is a biopharmaceutical company developing novel, oral therapeutics known as pharmacological chaperones for the treatment of a range of human genetic diseases. Pharmacological chaperone technology involves the use of small molecules that selectively bind to and stabilize proteins in cells, leading to improved protein folding and trafficking, and increased activity. Amicus is initially targeting lysosomal storage disorders, which are severe, chronic genetic diseases with unmet medical needs. Amicus has completed Phase 2 clinical trials of Amigal™ for the treatment of Fabry disease and is conducting Phase 2 clinical trials of Plicera™ for the treatment of Gaucher disease. The Company recently completed Phase I clinical trials of AT2220 for the treatment of Pompe disease.
Forward-Looking Statements
Amicus cautions you that statements included in this press release that are not a description of historical facts are “forward-looking statements” within the meaning of Section 21E of the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the potential progress and results of clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the effect of the completion of the Phase 2 clinical trial for Amigal™ for the treatment of Fabry disease, the plans for the Phase 3 clinical trial for Amigal™, the Phase 2 clinical trials for Plicera™ for the treatment of Gaucher disease and the effect of the completion of the Phase 1 clinical trials for AT2220 for the treatment of Pompe disease. In addition, the amount and impact of stock-based compensation charges, royalty fees, and pre-tax charges for preferred stock accretion and warrant liability and Amicus’ definition of “non-GAAP net income” and/or “non-GAAP net income per share” do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause its actual results to differ materially from those anticipated. Further, the results of earlier clinical trials may not be predictive of future results; Amicus and its licensors may not be able to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; and other risks detailed in the public filings of Amicus with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
CONTACTS:

Investors:	Media:
Carney Noensie	Dan Budwick
Burns McClellan	BMC Communications Group
(212) 213-0006	(212) 477-9007 ext. 14
FOLD -G

Table 1
Amicus Therapeutics, Inc.
(a development stage company)
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

					Period
					from
					February
					4, 2002
					(inception)
					to
	Three Months		Twelve Months		December
	Ended December 31,		Ended December 31,		31,
	2006	2007	2006	2007	2007
Revenue:
Research revenue	$—	$1,375	$—	$1,375	$1,375
Collaboration revenue	—	409	—	409	409

Total revenue	—	1,784	—	1,784	1,784

Operating Expenses:
Research and development	14,186	9,670	33,630	31,074	89,878
General and administrative	4,030	5,284	12,277	15,278	38,070
Impairment of leasehold improvements	—	—	—	—	1,030
Depreciation and amortization	291	313	952	1,237	2,794
In-process research and development	—	—	—	—	418

Total operating expenses	18,507	15,267	46,859	47,589	132,190

Loss from operations	(18,507)	(13,483)	(46,859)	(45,805)	(130,406)
Other income (expenses):
Interest income	786	1,789	1,990	5,135	7,941
Interest expense	(73)	(79)	(273)	(348)	(1,430)
Change in fair value of warrant liability	4	—	(23)	(149)	(454)
Other expense	—	—	(1,180)	—	(1,180)

Loss before tax benefit	(17,790)	(11,773)	(46,345)	(41,167)	(125,529)
Income tax benefit	—	—	—	—	695

Net loss	(17,790)	(11,773)	(46,345)	(41,167)	(124,834)
Deemed dividend	—	—	(19,424)	—	(19,424)
Preferred stock accretion	(37)	—	(159)	(351)	(802)

Net loss attributable to common stockholders	$(17,827)	$(11,773)	$(65,928)	$(41,518)	$(145,060)

Net loss attributable to common stockholders per common share — basic and diluted	$(19.77)	$(0.53)	$(89.58)	$(3.14)

Weighted-average common shares outstanding — basic and diluted	901,748	22,343,974	735,967	13,235,755

See accompanying notes to consolidated financial statements

Table 2
Amicus Therapeutics, Inc.
Reconciliation of GAAP to non-GAAP Measures for the
Statement of Operations Information for Three Months Ended December 31, 2007
(Unaudited)
(In thousands, except share and per share amounts)

		Preferred
		Stock	Stock	GAAP as
	Non-GAAP	Accretion	Compensation	Reported
Income Statement Classifications:
Revenue	$1,784			$1,784

Research and development	(9,235)	$—	$(435)	(9,670)
General and administrative	(4,608)		(676)	(5,284)
Depreciation and amortization	(313)			(313)
Interest income	1,789			1,789
Interest expense	(79)			(79)

Summary:

Net loss:	$(10,662)	$—	$(1,111)	$(11,773)

Net loss per share — basic and diluted:	$(0.48)	$—	$(0.05)	$(0.53)

Weighted average number of shares outstanding:	22,343,974			22,343,974

Table 3
Amicus Therapeutics, Inc.
Reconciliation of GAAP to non-GAAP Measures for the
Statement of Operations Information for Three Months Ended December 31, 2006
(Unaudited)
(In thousands, except share and per share amounts)

		Change in
		Fair Value	Preferred
		of Warrant	Stock	Stock	GAAP as
	Non-GAAP	Liability	Accretion	Compensation	Reported
Income Statement
Classifications:
Research and development	$(13,609)	$—	$—	$(577)	$(14,186)
General and administrative	(3,582)			(448)	(4,030)
Depreciation and amortization	(291)				(291)
Interest income	786				786
Interest expense	(73)				(73)
Change in fair value of warrant liability	—	4			4
Preferred stock accretion	—		(37)		(37)

Summary:

Net loss:	$(16,769)	$4	$(37)	$(1,025)	$(17,827)

Net loss per share — basic and diluted:	$(18.60)	$0.01	$(0.04)	$(1.14)	$(19.77)

Weighted average number of shares outstanding:	901,748				901,748

Table 4
Amicus Therapeutics, Inc.
Reconciliation of GAAP to non-GAAP Measures for the
Statement of Operations Information for Year Ended December 31, 2007
(Unaudited)
(In thousands, except share and per share amounts)

		Change in
		Fair Value
		of	Preferred
		Warrant	Stock	Stock	GAAP as
	Non-GAAP	Liability	Accretion	Compensation	Reported
Income Statement Classifications:
Revenue	$1,784				$1,784

Research and development	(29,480)	$—	$—	$(1,594)	(31,074)
General and administrative	(12,887)			(2,391)	(15,278)
Depreciation and amortization	(1,237)				(1,237)
Interest income	5,135				5,135
Interest expense	(348)				(348)
Change in fair value of warrant liability	—	(149)			(149)
Preferred stock accretion	—		(351)		(351)

Summary:

Net loss:	$(37,033)	$(149)	$(351)	$(3,985)	$(41,518)

Net loss per share — basic and diluted:	$(2.80)	$(0.01)	$(0.03)	$(0.30)	$(3.14)

Weighted average number of shares outstanding:	13,235,755				13,235,755

Table 5
Amicus Therapeutics, Inc.
Reconciliation of GAAP to non-GAAP Measures for the
Statement of Operations Information for Year Ended December 31, 2006
(Unaudited)
(In thousands, except share and per share amounts)

		Change in
		Fair
		Value of	Preferred
		Warrant	Stock	Deemed	Stock	GAAP as
	Non-GAAP	Liability	Accretion	Dividend	Compensation	Reported

Income Statement Classifications:
Research and development	$(31,924)	$—	$—	$—	$(1,706)	$(33,630)
General and administrative	(10,733)				(1,544)	(12,277)
Depreciation and amortization	(952)					(952)
Interest income	1,990					1,990
Interest expense	(273)					(273)
Change in fair value of warrant liability	—	(23)				(23)
Other expense	(1,180)					(1,180)
Preferred stock accretion	—		(159)			(159)
Deemed dividend	—			(19,424)		(19,424)

Summary:

Net loss:	$(43,072)	$(23)	$(159)	$(19,424)	$(3,250)	$(65,928)

Net loss per share — basic and diluted:	$(58.52)	$(0.03)	$(0.22)	$(26.39)	$(4.42)	$(89.58)

Weighted average number of shares outstanding:	735,967					735,967